UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into Material Definitive Agreement.

On September 10, 2026, The Williams Companies, Inc. (the “Company”) completed a registered offering (the “Offering”) of $500 million aggregate principal amount of its 5.000% Senior Notes due 2029 (the “2029 Notes”), $1.0 billion aggregate principal amount of its 5.600% Senior Notes due 2033 (the “2033 Notes”), $750 million aggregate principal amount of its 5.800% Senior Notes due 2036 (the “2036 Notes”) and $500 million aggregate principal amount of its 6.400% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, the 2033 Notes and the 2036 Notes, the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-277232) of the Company (the “Registration Statement”) and the prospectus supplement dated September 8, 2026 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on September 9, 2026 (the “Prospectus Supplement”).

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of December 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), dated as of September 10, 2026, between the Company and the Trustee. The Notes are each represented by a global security, the applicable forms of which are included as exhibits to the Supplemental Indenture.

The 2029 Notes will pay interest semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2027. The 2033 Notes, the 2036 Notes and the 2056 Notes will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on March 15, 2027. The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of its other senior indebtedness and senior to all of its future indebtedness that is expressly subordinated in right of payment to the Notes.

The Indenture contains covenants that, among other things, restrict the Company’s ability to incur liens on assets to secure certain debt and merge, consolidate or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, subject to certain qualifications and exceptions. The Indenture includes customary events of default, including payment defaults and certain events of bankruptcy, insolvency or reorganization.

The Company may redeem some or all of the Notes at any time or from time to time prior to September 15, 2029, in the case of the 2029 Notes, July 15, 2033, in the case of the 2033 Notes, June 15, 2036, in the case of the 2036 Notes, and March 15, 2056, in the case of the 2056 Notes, at a specified “make-whole” premium described in the Indenture. The Company also has the option at any time or from time to time on or after September 15, 2029, in the case of the 2029 Notes, July 15, 2033, in the case of the 2033 Notes, June 15, 2036, in the case of the 2036 Notes, and March 15, 2056, in the case of the 2056 Notes, to redeem the applicable Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, as more fully described in the Indenture. A copy of the Base Indenture was previously filed, and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report. The descriptions of the terms of the Base Indenture and the Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Fourteenth Supplemental Indenture, dated as of September 10, 2026, between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated: September 10, 2026	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Vice President and Assistant General Counsel – Corporate Secretary and Labor, Employment and Benefits